Exhibit 10.7

Reference person:

Armando Boccardo
VP HR Europe & ME
T +49 (0)421 5964990
armandoboccardo@powerfleet.com
www.powerfleet.com

Powerfleet Ltd· 10 St. Ann Street· Salisbury SP1 2DN· UK

1 Jun 2025

Private & Confidential

Dear Melissa,

Promotion and Change of Title

I am pleased to confirm your promotion to the position of Chief Corporate Development Officer, effective 1 April 2024.

This promotion reflects your significant contributions to the organization and your ongoing commitment to our strategic goals. In your new role, you will continue reporting directly to the Chief Executive Officer (CEO) and will lead our corporate development strategy across the Group.

Your new annual gross salary will be £271,317.84, effective 1 April 2025, payable in accordance with our usual payroll arrangements and subject to the usual deductions for tax and National Insurance. All other terms and conditions of your employment remain unchanged.

Please sign and return a copy of this letter to confirm your acceptance of the above.

We congratulate you on your well-earned promotion and look forward to your continued success in your new role.

Yours sincerely,
For acceptance

Place, date: 6/13/2025

/s/ Steve Towe                        /s/ Melissa Rose Ingram
____________________                ________________________________
Steve Towe                         Melissa Rose Ingram
CEO

Seite 2 von #NUM_PAGES#

ANG 001, 2020-02-19 / Jungheinrich, HH
oder Ihr Schreiben/Zeichen vom 19.02.2020